                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                MANGOSOFT, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                                MANGOSOFT, INC.
                        1500 West Park Drive, Suite 190
                       Westborough, Massachusetts 01581

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock:

   The Annual Meeting of Stockholders of MangoSoft, Inc., a Nevada corporation (the "Company"), will be held on Thursday, May 24, 2001 at 10:00 A.M., local time, at the Company's principal executive offices located at Suite 190, 1500 West Park Drive, Westborough, Massachusetts 01581 for the following purposes:

  1. To elect six directors to serve one-year terms and until their successors are duly elected and qualified.

  2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ended December 31, 2001.

  3. To transact any such other business as may properly come before the Annual Meeting or at any adjournment thereof.

   The Board of Directors has fixed the close of business on Tuesday, April 17, 2001 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

   A proxy and return envelope are enclosed for your convenience.

                                          By order of the Board of Directors

                                          Robert E. Parsons
                                          Secretary
                                          Westborough, Massachusetts
                                          April 17, 2001

   Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States.

                                MANGOSOFT, INC.
                        1500 West Park Drive, Suite 190
                       Westborough, Massachusetts 01581

                                PROXY STATEMENT

   This Proxy Statement is furnished to the stockholders of MangoSoft, Inc., a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on May 24, 2001, and at any adjournment thereof.

   Only stockholders of record at the close of business on April 17, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. On the Record Date, the Company had outstanding approximately 26,957,142 shares of common stock, par value $0.001 per share (the "Common Stock"), which are the only securities of the Company entitled to vote at the Annual Meeting.

   A copy of the notice of meeting accompanies this Proxy Statement. An Annual Report to Stockholders, containing the audited, consolidated financial statements for the fiscal year ended December 31, 2000, is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to stockholders on or about April 18, 2001.

 Voting

   Each share of Common Stock outstanding on the Record Date is entitled to one vote. The Board of Directors does not know of any matter that is expected to be presented for consideration at the Annual Meeting other than the election of Directors and the ratification of the appointment of the independent certified public accountants of the Company for the current fiscal year. However if other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

   All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Company intend to vote FOR the nominees for election as Directors of the Company listed herein and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2001.

   One-third of the outstanding shares of Common Stock entitled to vote on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournment or postponement thereof. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not treated as a vote cast on any matter. As long as a quorum is present in person or by proxy at the Annual Meeting, the Directors shall be elected by a plurality of the votes cast at the Annual Meeting, and Director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of Directors to be elected) will be elected. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to ratify the appointment of independent public accountants.

 Revocability of Proxies

   Stockholders who execute proxies may revoke them by giving written notice to the Chief Financial Officer of the Company at any time before such proxies are voted. Attendance at the Annual Meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the Annual Meeting at any time prior to the voting of the proxy.

 Solicitation

   The Company will bear the costs of the Annual Meeting and the costs of soliciting proxies, including the costs of mailing the proxy materials. In addition to solicitation by mail, Directors, officers, regular employees and agents of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING

                      PROPOSAL ONE: ELECTION OF DIRECTORS

   At the Annual Meeting, six directors are to be elected, each to hold office (subject to the Company's By-Laws) until the next annual meeting and until his successor has been elected and qualified. The Company's By-laws provide that the Board of Directors shall consist of not less than one or such other number as may be determined from time to time by the Board of Directors of the Company at a duly held meeting thereof. The Board of Directors has currently fixed the number of directors at eight. Each nominee has consented to being named as a nominee in this Proxy Statement and to serve if elected. If any nominee listed in the table below should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting.

   Each of the following Directors has been nominated for re-election at the Annual Meeting:

   Name                      Age Position(s)
   ----                      --- -----------
   Dale Vincent.............  56 Director, President and Chief Executive Officer
   Paul C. O'Brien (1)......  61 Director and Non-Executive Chairman
   Tony Coelho (1)..........  57 Director
   Dr. Ira Goldstein........  52 Director
   Dr. Nick Tredennick......  54 Director
   Selig Zises..............  58 Director

--------
(1) Member of the Audit and Compensation Committees

   Dale Vincent was appointed President, Chief Executive Officer and elected a Director following the merger of MangoSoft Corporation with a wholly owned subsidiary of First American Clock Co. (the predecessor name of the Company) in September 1999 (the "Merger"). Previously, he served as the Chief Executive Officer of MangoSoft Corporation since May 1999, as its Chief Financial Officer from September 1998 to May 1999, and as a Director of MangoSoft Corporation since July 1995. Mr. Vincent has over 25 years of senior financial and business management experience, with the last 10 years developing and funding companies in the software industry. Since April 1990, Mr. Vincent has served as a Managing Director of ACAP, Inc., a private investment company, the general partner of Associated Capital L.P., a private investment company, and consults with Associated Capital L.P with respect to its investment and marketing activities. He has also served as a Director of MaMaMedia Inc. since 1996.

   Paul C. O'Brien was elected a Director and Non-Executive Chairman following the Merger in September 1999. He previously served MangoSoft Corporation in the same capacity from June 1999 to September 1999. Mr. O'Brien has over 30 years experience in the telecommunications industry. He has been the President of Pan-Asia Development, an investment firm concentrating on Asian ventures, since 1995. In December 1994, Mr. O'Brien founded The O'Brien Group, Inc., a telecommunications investment and consulting firm that provides pro bono consulting services for a wide variety of non-profit organizations concentrating on fund-raising and public policy issues. Prior to founding his firm, he was employed by New England Telephone where he was appointed President and Chief Executive Officer in 1988 and Chairman of the Board in 1993. Mr. O'Brien serves as a Director of NETOPTIK and Renaissance Worldwide, and is non-executive Chairman of the Board of View Tech and Cambridge Neuroscience. He is also a Director of several private companies.

   Tony Coelho was elected a Director in February 2001. Previously, Mr. Coelho served as a United States Congressman from 1978 to 1989. He has been the Chairman of the President's Committee on Employment of People with Disabilities since his appointment in 1994 by President Clinton and was appointed as Vice Chair of the National Task Force on Employment of Adults with Disabilities in 1998. Mr. Coelho currently serves as a Director of the Epilepsy Foundation of America, the National Organization on Disability, the National Rehabilitation Hospital and VSA (formerly Very Special Arts).

   Dr. Ira Goldstein was elected a Director following the Merger in September 1999. He previously served MangoSoft Corporation in the same capacity from June 1999 to September 1999. Dr. Goldstein has been the Chief Scientist at the LaserJet Imaging Division of Hewlett-Packard Company ("HP") for the past two years. Prior to his current position, he served HP as Chief Technology Officer for two years. Previously, he managed a research center at HP Laboratories and various product divisions in the areas of software development, networking, imaging and security.

   Dr. Nick Tredennick was elected a Director in February 2000. He previously served on the MangoSoft Corporation Board of Advisors since the Merger. Dr. Tredennick has served as President of Tredennick, Inc., a technical consulting company, since 1989. He served as Chief Scientist for Altera and currently serves as Chief Scientist for QucikSilver Technology. Dr. Tredennick holds nine patents in microprocessor logic design and reconfigurable computing. Dr. Tredennick was named a Fellow of the IEEE for his contributions in microprocessor design and recently was nominated as an IEEE representative to the Engineering Accreditation Commission. Dr. Tredennick is on the Board of Directors of OpenReach.

   Selig Zises was elected a Director following the Merger in September 1999. He previously served MangoSoft Corporation in the same capacity from July 1995 to September 1999. Mr. Zises has served as a Managing Director and Treasurer of ACAP, Inc., the general partner of Associated Capital L.P. since April 1990. In this capacity, he consults with Associated Capital L.P. with respect to its trading and investment activities. He was a co-founder of Integrated Resources, Inc. and served as its Chairman and Chief Executive Officer from 1969 through early 1989. Mr. Zises is the Chairman of the Board of Associated Venture Management, a venture capital and merchant-banking firm.

   Dr. Donald A. Gaubatz was appointed Senior Vice President and Chief Operating Officer in January 2000. He previously served on the Board of Advisors since the Merger. Previously, Dr. Gaubatz was an independent investor and consultant, working with development stage companies in the fields of video, optical and wireless networking. From 1978 to 1994, Dr. Gaubatz held numerous positions at Digital Equipment Corporation.

   Linda Myers-Tierney was appointed Senior Vice President and Chief Marketing Officer in December 2000. Previously, Ms. Myers-Tierney served as Chief Marketing Officer at Eastman Software from December 1999 to December 2000. From 1996 to 1999, Ms. Myers Tierney founded Myers-Tierney & Associates, an independent consulting practice market research firm that provided industry analysis, market research and positioning strategy to a wide range of clients.

   Scott H. Davis was appointed Vice President and Chief Technology Officer following the Merger in September 1999. He previously served MangoSoft Corporation in the same capacity since October 1998. From September 1995 through September 1998, he served MangoSoft Corporation as the Director of Software Development. Prior to joining MangoSoft Corporation in September 1995, Mr. Davis was employed at Digital Equipment Corporation where he held a variety of engineering and management positions over a 16-year period.

   Robert E. Parsons was appointed Vice President and Chief Financial Officer following the Merger in September 1999. He previously served MangoSoft Corporation in the same capacity since August 1999. From

1992 through August 1999, he was employed by Advanced Modular Solutions, Inc., a privately held technology company that develops networked client/server computing systems, high availability/fault tolerant computing systems, network attached storage systems and fully-integrated streaming video solutions. He served Advanced Modular Solutions, Inc. as its Chief Financial Officer from 1997 to August 1999, as Director of Manufacturing during 1996 and 1997, and as Controller from 1992 to 1996.

          INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

 Director Compensation

   Directors do not receive salaries or cash fees for serving as Directors nor do they receive any cash compensation for serving on committees. However, members of the Board of Directors may be compensated for their services in the form of stock option grants.

 Meetings of the Board of Directors

   During fiscal year 2000, the Board of Directors held nine (9) meetings and took action by unanimous written consent on five (5) occasions. The Company does not have a nominating committee. In fiscal 2000, all of the Company's Directors attended at least 75% of Board meetings. The Audit Committee of the Board of Directors held five (5) meetings and the Compensation Committee held one (1) meeting.

 Board Member Resignations

   On January 19, 2001, Craig D. Goldman resigned as Director and Non-Executive Co-Chairman of the Board of Directors. Mr. Goldman served in this capacity since the Merger. He previously served MangoSoft Corporation in the same capacity since June 1999.

   On March 2, 2001, Joseph Robinson resigned as Director of the Board of Directors. Mr. Robinson served in this capacity since June 2000.

   The Company's 1999 Incentive Compensation Plan, as amended, provides Directors one (1) year to exercise their vested stock options from the date their Directorship terminated. Mr. Goldman has the option to purchase 230,000 shares of Common Stock at $1.25 per share and 120,000 shares at $5.00 per share, which will expire on January 29, 2002. Mr. Robinson had no options to purchase shares of Common Stock.

 Board Committees and Membership

   The Board of Directors has an Audit Committee (the "Audit Committee") consisting entirely of independent Directors within the meaning of Nasdaq Market Place Rule 4200(a)(15), current members of which are Paul C. O'Brien and Tony Coelho. In 2000, the Board of Directors adopted the Charter of the Audit Committee. A copy of the Charter of the Audit Committee is attached to this Proxy Statement as Appendix A.

   The Audit Committee's primary duties and responsibilities under this Charter are as follows:

  . serve as an independent and objective party to monitor the Company's financial reporting processes and internal control systems;

  . review and appraise the audit efforts of the Company's independent auditors; and

  . provide an open avenue of communication among the Company's independent auditors, financial and senior management and the Board of Directors.

   The Board of Directors has a Compensation Committee (the "Compensation Committee"), current members of which are Paul C. O'Brien and Tony Coelho. The Compensation Committee has authority to interpret the provisions and supervise the administration of the 1999 Incentive Compensation Plan and to grant options outside of such plan and the authority to review all matters relating to the personnel of the Company.

Audit Committee Report

   The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2000 with management and has discussed with the independent auditors the matters required to be discussed by SAS 61, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent public accountant the independent accountant's independence.

   Based on the review and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Members of the Audit Committee

                                          Paul C. O'Brien
                                          Tony Coelho

                            EXECUTIVE COMPENSATION

 Summary of Cash and Certain Other Compensation

   The following table sets forth information concerning the total compensation the Company paid to our chief executive officer and the three other executive officers that were serving as executive officers at the end of 2000 and earned in excess of $100,000 during 2000. These four persons are hereinafter referred to collectively as the "Named Executive Officers."

                          Summary Compensation Table

                                   Annual
                                Compensation      Long Term Compensation
                               -------------- -------------------------------
                                              Restricted  Securities           All
Name and Principal             Salary  Bonus    Stock       Under      LTIP   Other
Position                  Year   ($)    ($)     Awards   Options/SARS Payouts Comp.
------------------        ---- ------  -----  ---------- ------------ ------- -----
Dale Vincent(1).........  2000 171,635    --     --        600,000      --     --
President and Chief       1999 150,000    --     --        400,000      --     --
Executive Officer         1998 201,200    --     --            --       --     --

Dr. Donald A.
 Gaubatz(2)(3)..........  2000 140,096    --     --        225,000      --     --
Senior Vice President
 and                      1999     --     --     --         25,000      --     --
Chief Operating Officer   1998     --     --     --            --       --     --

Scott H. Davis..........  2000 135,200 19,000    --            --       --     --
Vice President and Chief  1999 128,000 19,000    --        250,000      --     --
Technology Officer        1998 124,462    --     --            --       --     --

Robert E. Parsons.......  2000 119,615    --     --            --       --     --
Vice President and Chief  1999  43,265 25,000    --        160,000      --     --
Financial Officer         1998     --     --     --            --       --     --

--------
(1) From March 1998 to September 1998, Mr. Vincent served as the Chief Financial Officer of MangoSoft Corporation pursuant to an agreement between MangoSoft Corporation and Associated Venture Management ("AVM"). Selig Zises, a Director and principal stockholder of MangoSoft, Inc., is the Chairman of the Board of AVM. The cost of Mr. Vincent's services was $151,200, which was included in the $647,795 administrative fee charged to MangoSoft Corporation by AVM during 1998. In September 1998, MangoSoft Corporation negotiated an agreement with Mr. Vincent and his company RCG Real Estate ("RCG") under which Mr. Vincent continued to serve MangoSoft Corporation as its Chief Financial Officer, in consideration of which MangoSoft Corporation paid RCG $12,500 per month. In May 1999, Mr. Vincent was named the President and Chief Executive Officer of MangoSoft Corporation. Mr. Vincent continued to be compensated under the terms of the agreement with RCG through December 1999. On January 1, 2000, Mr. Vincent became an employee of the Company and the agreement with RCG was terminated. The Company believes the fees paid to AVM and RCG for Mr. Vincent's services during the respective periods were on terms as favorable as those available from non-affiliated persons.
(2) The 2000 salary amount reflects a partial year. Dr. Gaubatz began employment in January 2000.
(3) Dr. Gaubatz received the option to purchase 25,000 shares of common stock in his capacity as a member of our Board of Advisors in 1999.

 Common Stock Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information as of February 1, 2001 with respect to beneficial ownership of our common stock by (i) each person that to the knowledge of the Company owns beneficially more than 5% of our outstanding common stock; (ii) each Director and named executive officer; and
(iii) all Directors and named executive officers as a group. The percentages in the last column are based on 26,957,142 shares of common stock outstanding on February 1, 2001. In each case, except as otherwise indicated in the footnotes to the table, the shares shown in the second column are owned directly by the individuals or entity named in the first column and such individuals or entity have sole voting and dispositive power with respect to the shares shown. For the purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations; inclusion in the table of shares not owned directly by the named Director or executive officer does not constitute an admission that the Director or officer beneficially owns such shares for any other purpose.

                                     Number of Shares of Percent of Outstanding
Beneficial owners:                   Common Stock Owned    Common Stock Owned
------------------                   ------------------- ----------------------
Palisade Private Partnership(1).....      5,525,000               20.5%
 One Bridge Plaza, Suite 695
 Fort Lee, NJ 07024
Jay Zises(2)........................      3,083,577               11.4%
 767 3rd Avenue, 16th Floor
 New York, NY 10017
Selig Zises(3)(4)...................      2,878,192               10.7%
Dale Vincent(4)(5)..................      1,027,135                3.8%
Dr. Donald A. Gaubatz(4)(5).........        123,437                  *
Scott H. Davis(4)(5)................        250,000                  *
Paul C. O'Brien(4)(5)...............        225,000                  *
Dr. Ira Goldstein(4)(5).............        150,000                  *
Robert E. Parsons(4)(5).............        160,000                  *
Dr. Nick Tredennick(4)(5)...........        104,721                  *
All Directors and officers as a
 group..............................      4,918,485               18.2%

--------
*  Less than one percent.
(1) Total shares of common stock beneficially owned by Palisade Private Partnership, L.P. include: 3,125,000 shares owned by Palisade Private Partnership, L.P., 1,200,000 shares registered in the name of Clippership & Co., and 1,200,000 shares registered in the name of Pitt & Co.
(2) Total shares of common stock beneficially owned by Jay Zises, the brother of Selig Zises, include the following: 58,928 shares owned by Jay Zises; 2,652,375 shares owned by Delaware Guarantee & Trust TTEE FBO Jay Zises IRA (a self-directed IRA); 40,478 shares owned by Jay and Nancy Zises JTWROS; 169,932 shares owned by Guarantee & Trust TTEE FBO Jay Zises IRA DTD 7-9-92 (a self-directed IRA); 67,458 shares owned by Associated Capital LP; and 94,406 shares owned by Associated Capital Offshore LP. Nancy Zises is the wife of Jay Zises. Jay Zises is a limited partner in Associated Capital LP and Associated Capital Offshore LP, and has voting and dispositive power in respect of the common stock owned by such entities. Other than such limited partnerships and the Zises family relationships referenced in this table and the related footnotes, there are no affiliations between Jay Zises and any other persons or entities identified in such table or footnotes.
(3) Total shares of common stock beneficially owned by Selig Zises include the following: 2,696,106 shares owned by Selig Zises; 113,287 shares owned by Guarantee & Trust Co. TEE FBO Selig Zises R-IRA DTD 5-20-96 (a self-directed IRA); and 68,799 shares owned by his daughter Lynn Zises. Selig Zises is the brother of Jay Zises, both of whom are principal stockholders of the Company. Other than the Zises family relationships references in this table and the related footnotes, there are no affiliations between Selig Zises and any other persons or entities identified in such table or footnotes.
(4) Address is c/o MangoSoft, Inc., 1500 West Park Drive, Suite 190, Westborough, Massachusetts 01581.
(5) Includes shares of common stock which the Directors and named executive officers have the right to acquire through the exercise of stock options within 60 days of February 1, 2001, as follows: Dale Vincent, 1,000,000; Craig D. Goldman, 350,000; Dr. Donald A. Gaubatz, 123,437; Scott H. Davis, 243,600; Paul C. O'Brien, 200,000; Dr. Ira Goldstein, 100,000; Robert E. Parsons, 160,000; and Dr. Nick Tredennick, 100,000.

 Employment Agreements

   The Company does not have employment contracts with any of the Named Executive Officers.

 Stock Options

   The following tables set forth information concerning grants of stock options to, and exercises of stock options by, the Named Executive Officers during 2000, and the number and value of unexercised options held by each of them at December 31, 2000. The Value of the Unexercised In-The-Money Options is based on the average bid and ask price of our common stock on the OTCBB on December 31, 2000. There is a limited market for our Common Stock and, accordingly, such valuation may not necessarily reflect the actual market value of the outstanding options.

         Options / SAR Grants in Last Fiscal Year (Individual Grants)

                         Number of Securities  Percent of the Total                    Option
                         Underlying Options / Options / SARs Granted Option Exercise Expiration
Name                         SARs Granted      to Employees in 2000  Price per Share    Date
----                     -------------------- ---------------------- --------------- ----------
Dale Vincent............       600,000                20.6%               $4.00       3/14/10
Dr. Donald A. Gaubatz...       225,000                 7.7%               $4.00       1/31/10

                      Fiscal Year-End Option / SAR Values

                                               No. of Securities
                          Shares            Underlying Unexercised     Value of Unexercised
                         Acquired                   Options            In-The-Money Options
                            on     Value   ------------------------- -------------------------
Name                     Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     -------- -------- ----------- ------------- ----------- -------------
Dale Vincent............    --        --    1,000,000         --        $--          $--
Dr. Donald A. Gaubatz...    --        --       81,250     168,750        --           --
Scott H. Davis..........  6,400   $38,400     243,600         --         --           --
Robert E. Parsons.......    --        --      160,000         --         --           --

   Mr. Scott Davis exercised his option to purchase 6,400 shares of Common Stock at $1.25 when the market value of the Company's Common Stock was $6.00 per share. No other Named Executive Officer exercised any of their stock options in the year ended December 31, 2000.

   With the exception to Dr. Ira Goldstein, who was paid $126,000 for technical consulting services rendered to us, our outside Directors are compensated for their services in the form of stock option grants. No cash compensation is paid to the Directors for their services. The following table sets forth the options granted to each outside Director in 2000:

         Options / SAR Grants in Last Fiscal Year (Individual Grants)

                                        Number
                                     of Securities                      Option
                                  Underlying Option / Option Exercise Expiration
   Name                              SARs Granted     Price per Share    Date
   ----                           ------------------- --------------- ----------
Craig D. Goldman.................       120,000            $5.00       5/23/10
Dr. Ira Goldstein ...............        25,000            $5.00       5/23/10
Dr. Nick Tredennick..............        75,000            $5.00       5/13/10

 Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act and the rules thereunder require our Directors and officers and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Our personnel generally prepare these reports on the basis of information obtained from each Director and officer, and greater than 10% stockholders are required by the Commission to furnish the Company with copies of all reports filed. To the best of our knowledge, all reports required by Section 16(a) of the Exchange Act to be filed by our Directors, officers and 10% or greater stockholders during our fiscal year ended December 31, 2000 were filed on time except that two Form 4's were not timely filed for Selig Zises for November 2000 covering three purchases of our common stock and December 2000 covering one purchase and one sale of our common stock.

 Certain Relationships and Related Transactions

   In February 1999, MangoSoft Corporation encountered difficulty with the issuance of its 12% convertible notes (the "12% Notes") due to MangoSoft Corporation's continuing losses and lack of significant revenue. Given the difficult market conditions at that time for this type of security issuance, the 12% Notes contained a beneficial conversion feature to make the investment more attractive to new investors. The beneficial conversion feature allowed for conversion of the 12% Notes into shares of common stock at 75% of the lowest cash price paid for any equity offering during the period from the date of the issuance of the 12% Notes to their conversion, subject to additional discounts for each month following the initial six-month period that the 12% Notes remained unpaid, with a maximum discount of 50%.

   At the time of the Merger, the conversion rate was 65% of the lowest cash price paid for common stock. However, to facilitate completion of the Merger in September 1999, an agreement was negotiated with Selig and Jay Zises and Palisade to convert the 12% Notes at 58% of the lowest price paid for the common stock, or $0.71 per share. The Company believes the terms of our borrowing arrangements with Selig and Jay Zises and Palisade were on terms as favorable as those available from non-affiliated persons.

   In December 1999, the Company issued to Selig Zises an 8% unsecured demand note for $200,000 principal amount, which was senior to all our obligations. On March 28, 2000, the Company repaid the $232,500 principal, including $32,500 outstanding from earlier in the year, plus related accrued interest owed to Selig and Jay Zises. The Company believes the terms of our borrowing arrangements with Selig and Jay Zises were on terms as favorable as those available from non-affiliated persons.

   The Company had an agreement with Craig D. Goldman, a former Director, pursuant to which Mr. Goldman received grants of stock options based on a percentage of shares outstanding on a fully diluted basis. This agreement was granted to Mr. Goldman in connection with his joining the Board of Directors and was in recognition of his knowledge, experience and extensive business relationships within the computer software and e-business fields. As of December 31, 2000, Mr. Goldman was granted options to purchase 350,000 shares of common stock at exercise prices ranging from $1.25 to $4.00 per share. On January 29, 2001, Mr. Goldman resigned from our Board of Directors. His outstanding options will expire on January 29, 2002.

   On May 27, 1999, MangoSoft Corporation and Steve Frank, MangoSoft Corporation's former Chief Executive Officer, reached a settlement agreement and general release of claims brought by both parties over the termination of Mr. Frank. As part of the settlement agreement, MangoSoft Corporation agreed to repurchase 200,000 shares of its common stock for the sum of $100,000 upon the completion of financing in the aggregate amount of $3,000,000. In connection with the Merger, the Company repurchased the 200,000 shares from Mr. Frank as agreed.

   During 2000, Dr. Ira Goldstein, a Director, provided us with part-time technical consulting. For these services, the Company reimburses Dr. Goldstein on a per-diem basis. In 2000, the Company paid Dr. Goldstein $126,000 for the technical consulting services he provided. The Company believes that the fees paid to Dr. Goldstein for his technical consulting services during 2000 were on terms as favorable as those available from non-affiliated persons.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   The Board recommends that you vote FOR its proposal to elect each of the nominees for Director.

       PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to audit the books and records of the Company for the fiscal year ended December 31, 2001. The affirmative vote of at least a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required for the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. As a result of Deloitte & Touche's knowledge of the Company's operations, and reputation in the auditing field, the Board is convinced that Deloitte & Touche has the necessary personnel, professional qualifications and independence to act as the Company's auditors. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

 Audit Fees

   The audit fees billed by Deloitte and Touche for its audit of the Company's 2000 consolidated financial statements and its reviews of the Company's 2000 unaudited condensed consolidated quarterly financial statements were approximately $63,000.

 All Other Fees

   In 2000, Deloitte & Touche billed the Company approximately $133,000 in connection with the registration of its Common Stock on Forms 10-SB and SB-2. An additional $7,000 in miscellaneous professional services, principally in the area of tax and employee benefits, was billed in 2000. The Audit Committee does not believe that the other fees billed by Deloitte & Touche in 2000 impair its independence.

 Changes in Accountants

   On January 11, 2000, the Company dismissed its then current independent accountant, David T. Thompson P.C. ("Thompson") and appointed Deloitte & Touche LLP as our independent accountant. The decision to change independent accountants was recommended by the Audit Committee and approved by the Board of Directors on October 14, 1999.

   Our change in independent accountants was a result of the Merger. Since the Merger, the Company has been conducting the business previously conducted by MangoSoft Corporation and appointed Deloitte & Touche LLP as its independent accountants in order to ensure continuity.

   Thompson's report on the financial statements of First American for the fiscal years ended December 31, 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion. Furthermore, such reports were not qualified or modified as to uncertainty, audit scope or accounting principles, and there were no disagreements with Thompson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure or procedure. However, Thompson's reports for the fiscal years ended December 31, 1998 and 1997 contained doubt about First American's ability to continue as a going concern.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   The Board of Directors unanimously recommends a vote FOR the adoption of this proposal.

                           PROPOSALS OF STOCKHOLDERS

   Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company at its principal executive offices by December 17, 2001 for inclusion in the proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws. Stockholder proposals intended to be presented at the next annual meeting of stockholders but submitted outside the processes of Rule 14a-8 under Securities Exchange Act of 1934 (i.e., a proposal which is not submitted for inclusion in the Company's proxy statement) must be received by the Company at its principal executive offices by March 2, 2002 to be considered timely under the Securities and Exchange Commission's proxy rules.

                                 OTHER MATTERS

   The Board does not know of any matters to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

                                                                     APPENDIX A

                                    CHARTER
                                    of the
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                      of
                                MANGOSOFT, INC.

I. STATEMENT OF POLICY

   The function of the Audit Committee (the "Committee") of MangoSoft, Inc. (the "Corporation") is to assist the Board of Directors (the "Board") of the Corporation in fulfilling its oversight responsibilities by reviewing the following: the financial reports provided by the Corporation to the Securities and Exchange Commission (the "Commission"); the Corporation's systems of internal controls regarding financial reporting that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with these functions, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's financial reporting policies, procedures and practices at all levels. The Committee's primary duties and responsibilities under this Charter are as follows:

  (a) Serve as an independent and objective party to monitor the Corporation's financial reporting processes and internal control systems.

  (b) Review and appraise the audit efforts of the Corporation's independent auditors.

  (c) Provide an open avenue of communication among the independent auditors, financial and senior management and the Board.

   The Committee will fulfill these responsibilities by carrying out the activities enumerated in Sections III and IV hereof.

II. COMPOSITION

   So long as the Corporation is eligible to file its periodic reports with the Commission under Commission Regulation S-B, the Committee shall be comprised of two or more directors, as determined by the Board, the majority of whom shall be Independent Directors (as defined below) and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. In the event that the Corporation shall no longer be eligible to file its periodic reports under Commission Regulation S-B, then (a) the Committee shall be comprised of three or more directors, each of whom shall be (i) Independent Directors and (ii) able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements or will become able to do so within a reasonable period of time after his or her appointment to the Committee; and (b) at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the director's financial sophistication, including being or having been a chief executive officer, chief financial officer or officer or other senior officer with financial oversight responsibilities. Notwithstanding the preceding sentence, one director who is not an Independent Director and is not a current employee of the Corporation or an immediate family member of such employee, may be appointed to the Committee, if the membership on the Committee by the director is required by the best interests of the Corporation and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. The Board, in its business judgment, shall determine that the members of the Committee satisfy the criteria described in this Section II.

   The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair of the Committee is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee.

   As used herein, "Independent Director" means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

   The following persons shall not be considered independent:

  (a) A director who is employed by the Corporation or any of its affiliates for the current year or any of the past three years;

  (b) a director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discretionary compensation;

  (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

  (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

  (e) a director who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

III. MEETINGS

   The Committee shall meet at least four times annually or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with the management of the Corporation, the Corporation's Chief Financial Officer and the independent auditors in separate executive sessions to discuss any matters that the Committee or the other participants believe should be discussed privately. In addition, the Committee or its Chair should meet with the independent auditors and management quarterly to review the Corporation's financial statements. The Committee shall maintain minutes or other records of meetings and activities of the Committee, which shall be submitted to the Board.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties hereunder, the Committee shall:

Review of Documents and Reports

  (a) Review this Charter periodically, at least annually, as conditions dictate, and report the results of its review to the Board.

  (b) Review the Corporation's annual financial statements, including any certification, report, opinion or review rendered by the independent auditors.

  (c) Review with financial management and the independent auditors drafts of quarterly earnings press releases or Quarterly Reports on Form 10-Q (or Form 10-QSB) in substantially final form prior to release or filing. The Chair or one or more other members of the Committee may represent the entire Committee for purposes of reviewing earnings press releases.

Independent Auditors

  (a) Recommend to the Board the selection, termination or replacement of the independent auditors.

  (b) Receive from the auditors the report relating to the auditors' independence including a representation that such report is consistent with Independence Standards Board Standard No. 1, and discuss such report with the independent auditors.

Financial Reporting Processes

  (a) Consult with the independent auditors concerning their review of the Corporation's financial reporting processes.

  (b) Discuss with the Corporation's independent auditors their views about the quality of the Corporation's accounting principles as applied to its financial reporting.

  (c) Consider, if appropriate, changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.

  (d) Report to the Board such recommendations as the Committee deems appropriate including whether the audited financial statements should be included in the Corporation's Annual Report on Form 10-K (or Form 10-KSB).

   The Audit Committee shall have the power to conduct or authorize investigation into any matters within the Committee's scope and responsibilities.

V. ADOPTION AND AMENDMENT

   This Charter of the Audit Committee of MangoSoft, Inc. was duly adopted by resolution of the Board on August 17, 2000 and may be amended from time to time by resolution of the Board.

                                MANGOSOFT, INC.

                                     PROXY

     The undersigned hereby appoints Dale Vincent and Robert E. Parsons, and each of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of MangoSoft, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices at 1500 West Park Drive, Suite 190, Westborough, Massachusetts 01581 on Thursday, May 24, 2001, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt of which is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 and 2

1.  ELECTION OF DIRECTORS

    [_]  FOR all nominees listed below       [_]  WITHHOLD AUTHORITY
         (except as marked to the contrary)       to vote for all nomineeslisted

                  Dale Vincent, Paul C. O'Brien, Tony Coelho
            Dr. Ira Goldstein, Selig Zises, and Dr. Nick Tredinnick

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:


-------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001

             [_]  FOR           [_]  AGAINST          [_]  ABSTAIN


-------------------------------------------------------

3. In their discretion, upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2.

[_]  I will attend the meeting       [_]  I will not attend the meeting

Note: Please sign exactly as names appear on this proxy. Where shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by an authorized person.

Dated:

MangoSoft, Inc.                                 Individual

                                                By:
---------------------------                       ---------------------------
                                                Print name:

By:/s/ Dale Vincent                             By:
  -------------------------                       ---------------------------
Print name: Dale Vincent                        Print name:
Title: President and Chief Executive Officer



            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                         USING THE ENCLOSED ENVELOPE.